EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-39055, 333-43934, 333-51229, 333-58522, 333-122387, 333-156807 and 333-166927) of Pericom Semiconductor Corporation of our report dated November 5, 2010, relating to the consolidated financial statements of Pericom Technology, Inc., which appears in the Current Report on Form 8-K/A of Pericom Semiconductor Corporation dated November 8, 2010.

/s/ PricewaterhouseCoopers, Taiwan

PricewaterhouseCoopers, Taiwan
Taipei, Taiwan
November 8, 2010
Republic of China